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                                                                    Exhibit 8(e)

                                AMENDED EXHIBIT 1
                        TO ACCOUNTING SERVICES AGREEMENT

                              INVESTMENT COMPANIES
SCHWAB CAPITAL TRUST
Schwab Asset Director - High Growth Fund
Schwab Asset Director - Balanced Growth Fund
Schwab Asset Director - Conservative Growth Fund
Schwab International Index Fund
Schwab Small-Cap Index Fund
Schwab OneSource Portfolios - International
Schwab OneSource Portfolios - Growth Allocation
Schwab OneSource Portfolios - Balanced Allocation
Schwab OneSource Portfolios - Small Company

SCHWAB ANNUITY PORTFOLIOS
Schwab Asset Director - High Growth Portfolio


                                       INVESTMENT COMPANIES
                                       (LISTED ON EXHIBIT 1)


                                       By:    /s/ William J. Klipp
                                          --------------------------------------
                                           Name:  William J. Klipp
                                           Title: Executive Vice President &
                                                  Chief Operating Officer


                                       FEDERATED SERVICES COMPANY


                                       By:    /s/ Douglas L. Hein
                                          --------------------------------------
                                           Name:  Douglas L. Hein
                                           Title: Senior Vice President